AMENDMENT,
                            DATED NOVEMBER 10, 2003,
                                       TO
                                DISTRIBUTION PLAN
                               RYDEX SERIES FUNDS,
                             DATED AUGUST 28, 2000,
                                   AS AMENDED

                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H CLASS SHARES

Rydex Series Funds

         All-Cap Value Fund
         Medius Fund
         Mekros Fund
         Large-Cap Europe Fund
         Large-Cap Japan Fund
         Sector Rotation Fund
         Core Equity Fund
         LARGE-CAP VALUE FUND
         LARGE-CAP GROWTH FUND
         MID-CAP VALUE FUND
         MID-CAP GROWTH FUND
         INVERSE MID-CAP FUND
         SMALL-CAP VALUE FUND
         SMALL-CAP GROWTH FUND
         INVERSE SMALL-CAP FUND

Distribution Fees

      Distribution Services..................twenty-five basis points (.25%)

Calculation of Fees

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                  ADDITIONS and [DELETIONS] are noted in BOLD.